Exhibit 10.5

                             STOCKHOLDERS AGREEMENT


     THIS STOCKHOLDERS AGREEMENT is made as of October 23, 1996, by and among Esquire Communications Ltd., a Delaware corporation (the "COMPANY"), Golder, Thoma, Cressey, Rauner Fund IV, L.P., an Illinois limited partnership ("GTCR"), each of the Persons listed on SCHEDULE I attached hereto (the "MANAGEMENT STOCKHOLDERS") and each of the Persons listed on SCHEDULE II attached hereto (the "INVESTOR STOCKHOLDERS") (GTCR, the Management Stockholders and the Investor Stockholders are collectively referred to herein as the "STOCKHOLDERS," and each as a "STOCKHOLDER"). Unless otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

     WHEREAS, the parties hereto desire to establish the composition of the Company's Board of Directors (the "BOARD"), to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock and to provide for certain rights and obligations in respect thereto as hereinafter provided.

     NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

      1. VOTING AGREEMENT.

     (a) From and after the date of this Agreement each Stockholder shall vote all of his Stockholder Shares and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings and filling Board vacancies), so that:

     (i) the authorized number of directors on the Board shall be established at seven directors;

     (ii) the following individuals shall be elected to the Board:

     (A) two representatives designated by GTCR (the "GTCR REPRESENTATIVES");

     (B) three representatives designated by the Management Stockholders (the "MANAGEMENT REPRESENTATIVES"), determined by vote of the Management Stockholders owning a majority of the Stockholder Shares held by all Management Stockholders;

     (C) two representatives jointly designated by GTCR and the Management Stockholders (the "JOINT REPRESENTATIVES"), it being agreed that Mortimer Feinberg and Andrew Garvin (collectively, the "INITIAL REPRESENTATIVES") are acceptable to GTCR; provided that GTCR shall have the right at any time (with or without cause) to remove the Initial Representatives from the Board. The Joint Representatives shall be renominated and elected to the Board at each subsequent annual meeting of the stockholders unless GTCR notifies the Management Stockholders that it does not wish to renominate as directors the then existing Joint Representatives. In such event, new Joint Representatives shall be nominated pursuant to clause (iii) below;

     (iii) the removal from the Board (with or without cause) of any GTCR Representative or Management Representative designated hereunder shall be at the written request, but only upon such written request, of the party or parties that had designated such representative and under no other circumstances. The removal from the Board (with or without cause) of any Joint Representative (other than the Initial Representatives) designated hereunder shall be either (A) at the written request of GTCR and the Management Stockholders or (B) at the written request of GTCR provided that such removal shall not be effective until such Joint Representative has served at least six (6) months or, if earlier, until the next annual stockholder meeting. Upon the removal of any Joint Representative (including the Initial Representatives), the replacement Joint Representative shall be jointly designated by GTCR and the Management Stockholders; provided that if GTCR and the Management Stockholders cannot agree on the replacement Joint Representative within 90 days after the delivery of the applicable removal request, then GTCR shall designate such new Joint Representative;

     (iv) in the event that any GTCR Representative, Management Representative or Joint Representative designated hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the party or parties that had the right to designate such representative as provided hereunder; provided that, with respect to any vacancy resulting from the departure of any Joint Representative, if GTCR and the Management Stockholders cannot agree within 90 days following such departure on a replacement then such vacancy shall be filled by a representative designated by GTCR;

     (v) the Compensation Committee of the Board shall include at least one GTCR Representative; and

     (vi) the Audit Committee of the Board shall include at least one GTCR Representative.

     (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or any committee thereof. So long as any GTCR Director serves on the Board and for three years thereafter, the Company shall maintain directors and officers indemnity insurance coverage satisfactory to GTCR, and the Company's certificate of incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

     (c) The rights of GTCR under this Section 1 shall terminate at such time as GTCR and/or Affiliates of GTCR cease to hold in the aggregate at least 10% of the Common Stock Outstanding; provided that GTCR may assign its right to designate representatives hereunder to any Person or group of affiliated Persons who acquire more than 50% of the Stockholder Shares held by GTCR as of the date hereof.

     (d) The rights of each Management Stockholder under this Section 1 shall terminate at such time as such Management Stockholder ceases to hold in the aggregate at least 20% of the Stockholder Shares held by such Management Stockholder as of the date hereof.

     (e) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, the election of an individual to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

     (f) The provisions of this Section 1 and of Section 2 below shall be effective until the tenth anniversary of the date hereof and shall then terminate automatically and be of no further force and effect unless extended in writing by mutual agreement of the parties hereto.

     2. IRREVOCABLE PROXY. In order to secure each Management Stockholder's and each Investor Stockholder's obligation to vote his Stockholder Shares and other voting securities of the Company in accordance with the provisions of Section 1 hereof, each Management Stockholder hereby appoints GTCR as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Stockholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in Section 1. GTCR may exercise the irrevocable proxy granted to it hereunder at any time any Management Stockholder or Investor Stockholder fails to comply with the provisions of this Agreement. The proxies and powers granted by each Management Stockholder pursuant to this Section 2 are coupled with an interest and are given to secure the performance of each Management Stockholder's and each Investor Stockholder's obligations under this Agreement.

     3. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants that (a) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on SCHEDULE III attached hereto, (b) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (c) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement, other than the Existing Stockholder Agreement, which will be terminated pursuant to Section 7 hereof. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

     4. RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.

     (a) TRANSFER OF STOCKHOLDER SHARES. No Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (a "TRANSFER") any interest in any Stockholder Shares, except pursuant to and in accordance with Sections 4(b), 4(c), and 5 below; provided that Section 4(b) shall not apply to GTCR or to the Investor Stockholders. Each Stockholder agrees not to consummate any Transfer until at least 30 days after the delivery to the Company and the other holders of Stockholder Shares of such Stockholder's Sale Notice (as defined below), if so required by the terms hereof, unless the parties to the Transfer have been finally determined pursuant to this Section 4 prior to the expiration of such 30-day period (the date of the first to occur of such events is referred to herein as the "AUTHORIZATION DATE").

     (b) FIRST REFUSAL RIGHTS.

     (i) Prior to making any Transfer other than pursuant to Section 5, each Management Stockholder seeking to Transfer any interest in any Stockholder Shares (a "SELLING STOCKHOLDER"), shall deliver written notice (the "SALE NOTICE") to the Company and to each other Stockholder. Such Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer.

     (ii) The Company may elect to purchase all (but not less than all) of the shares specified in the Sale Notice (the "SALE STOCK") upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Selling Stockholder and each of the other Stockholders within 10 days after the Sale Notice has been delivered to the Company. If the Company has not elected to purchase all of the Sale Stock within such ten-day period, GTCR and the other Management Stockholders (the "OTHER STOCKHOLDERS") may elect to purchase all (but not less than all) of his or its Pro Rata Share of the Sale Stock specified in the Sale Notice at the price and on the terms specified therein by delivering written notice of such election to the Selling Stockholder as soon as practical but in any event within 20 days after delivery of the Sale Notice. If any portion of Sale Stock is not elected to be purchased by the end of such 20-day period, the Selling Stockholder shall notify all Other Stockholders of such fact within 5 days of determination (the "SECOND SALE NOTICE") and shall offer such remaining shares of Sale Stock to the Other Stockholders purchasing their Pro Rata Share upon the terms set forth in this Section, except that such Other Stockholders must notify the Selling Stockholder of any additional purchase within 5 days of receipt of the Second Sale Notice. If neither the Company nor the Other Stockholders elect to purchase all of the shares of Sale Stock, the Selling Stockholder may transfer all of the shares of Sale Stock, at a price no less than the price per share specified in the Sale Notice and on terms no more favorable, to the transferee(s) thereof than specified in the Sale Notice, within the 90-day period immediately following the Authorization Date. Any shares of Sale Stock not transferred within such 90-day period shall be subject to the provisions of this Section 4(b) upon subsequent transfer. If the Company or the Other Stockholders have elected to purchase shares of Sale Stock hereunder, the Transfer of such shares shall be consummated as soon as practical after the delivery of notice of such election to the Selling Stockholder, but in any event within 30 days after the delivery of such notice of election.

     (c) PERMITTED TRANSFERS. Notwithstanding anything to the contrary in any other provision of this Agreement, the restrictions contained in this Section 4 shall not apply to (i) any Transfer of Stockholder Shares by any Stockholder to or among any of its Affiliates, (ii) any Transfer of Stockholder Shares by a Stockholder to another Stockholder, (iii) a Public Sale, (iv) an Approved Sale (as hereinafter defined), (v) a Transfer of Stockholder Shares by any Stockholder pursuant to the laws of descent and distribution or among such Stockholder's Family Group; provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clauses (i), (ii) and (v) above and the transferees of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to this Section 4(c), the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

     (d) TERMINATION OF RESTRICTIONS. The restrictions set forth in this Section 4 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale,
(ii) the consummation of an Approved Sale, (iii) the date on which such Stockholder Share has been transferred pursuant to this Section 4 (other than Section 4(c)) or (iv) the tenth anniversary of the date hereof.

      5. SALE OF THE COMPANY.

     (a) If the Board approves a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party (collectively an "APPROVED SALE"), each holder of Stockholder Shares shall consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares will waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares will agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Stockholder Shares then outstanding. Each holder of Stockholder Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company. Notwithstanding anything to the contrary contained herein, Section 5 shall not be applicable to the Investor Stockholders (other than Antares).

     (b) Notwithstanding anything to the contrary, (i) Antares will only be required to make representations and warranties as to due power and authority, non-contravention and ownership of stock, free and clear of all liens, (b) Antares shall be severally obligated to join on a pro rata basis (based on Antares' share of the aggregate proceeds paid with respect to its interest) in any indemnification obligation the other Stockholders have agreed to in connection with such Approved Sale other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of stock; provided, however, that Antares shall not be obligated in connection with such Approved Sale to indemnify the prospective transferee or its affiliates with respect to an amount in excess of the net cash proceeds paid to Antares in connection with such Approved Sale (other than as a result of a breach of its representations and warranties described in clause (i) above, as to which no limitation shall apply).

     (c) The obligations of the Stockholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) each holder of shares of a class of stock will be given the same consideration with respect to each share of such class, and, if any holders of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of Stockholder Shares will be given the same option and (ii) each holder of then currently exercisable or convertible rights to acquire shares of Common Stock will be given an opportunity to exercise such rights or to convert prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock.

     (d) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Management Stockholders, if required under the Securities Act, will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule
501) reasonably acceptable to the Company. If any Management Stockholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative.

     6. LEGEND. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFERS AND VOTING RESTRICTIONS PURSUANT TO STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 23, 1996, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the definition thereof in Section 8.

     7. TERMINATION OF EXISTING STOCKHOLDER AGREEMENT. Each of the Management Stockholders and the Investor Stockholders (other than Antares) hereby agree and acknowledge that the certain Stockholder Agreement dated June 22, 1994 (the "EXISTING STOCKHOLDER AGREEMENT") by and among each of the Management Stockholders is hereby terminated in its entirety and shall be of no further force or effect.

     8. DEFINITIONS.

     "AFFILIATE" of a Stockholder means any other person, entity or investment fund controlling, controlled by or under common control with the Stockholder and, in the case of a Stockholder which is a partnership, any partner of the Stockholder.

     "ANTARES" means Antares Leveraged Capital Corp., a Delaware corporation.

     "CERTIFICATE OF INCORPORATION" means the Company's certificate of incorporation in effect at the time as of which any determination is being made.

     "COMMON STOCK" means the Common Stock of the Company, par value $.01 per share.

     "COMMON STOCK OUTSTANDING" means at any given time, the number of shares of Common Stock outstanding at such time, on a fully diluted basis, plus the number of shares of Common Stock issuable upon the conversion of all Preferred Stock then outstanding.

     "FAMILY GROUP" means a Stockholder's spouse and descendants (whether or not adopted) and any trust solely for the benefit of the Stockholder and/or the Stockholder's spouse and/or descendants.

     "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% OWNER"), and who is not controlling, controlled by or under common control with any such 5% Owner.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PREFERRED STOCK" means the Company's Series A Convertible Preferred Stock, par value $.01 per share.

     "PRO RATA SHARE" shall mean for any given Stockholder a fraction equal to the number of Stockholder Shares held by such Stockholder divided by the Common Stock Outstanding less the Stockholder Shares held by the Selling Stockholder.

     "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 adopted under the Securities Act.

     "PURCHASE AGREEMENT" means that certain Purchase Agreement dated as of the date hereof, between the Company, Golder, Thoma, Cressey, Rauner Fund IV, L.P. and Antares.

     "REGISTRATION AGREEMENT" means that certain Registration Agreement dated the date hereof, between the Company, GTCR and Antares.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "STOCKHOLDER SHARES" means (i) any shares of Common Stock or Preferred Stock held by any Stockholder; (ii) any shares of Common Stock issued or issuable upon the conversion of the Preferred Stock held by any Stockholder and
(iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock or Preferred Stock referred to in clauses (i) or
(ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Stockholder who holds Preferred Stock shall be deemed to be the holder of the Stockholder Shares issuable upon conversion of the Preferred Stock. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) sold pursuant to a Public Sale or (y) repurchased by the Company.

     9. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

     10. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the then outstanding Stockholder Shares; provided, however, that in the event that such amendment or waiver would materially and adversely affect a holder or group of holders of Stockholder Shares in a manner different than any other holders of Stockholder Shares, then such amendment or waiver will require the consent of such holder of Stockholder Shares or a majority of the Stockholder Shares held by such group of holders materially and adversely affected. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     12. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document, the Purchase Agreement and the Registration Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

     14. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     15. REMEDIES. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

     16. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on SCHEDULE III and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                   Esquire Communications Ltd.
                   216 East 45th Street, 8th Floor
                   New York, NY  10017
                   Telecopier No. (212) 557-5972
                   c/o Chief Executive Officer

 with a copy (not to constitute notice to the Company) to:

                   Golder, Thoma, Cressey, Rauner, Inc.
                   6100 Sears Tower
                   Chicago, IL  60606
                   Telecopier No.  (312) 382-2201
                   Attention:  Joseph P. Nolan


     17. GOVERNING LAW. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

     18. NO EFFECT UPON LENDING RELATIONSHIPS. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of Antares or any other lender in their capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money.

     19. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                       ESQUIRE COMMUNICATIONS LTD.

                       By:      /s/
                       Its:     Chairman of the Board


                       GOLDER, THOMA, CRESSEY, RAUNER
                            FUND IV, L.P.

                       By:      GTCR IV, L.P., General Partner
                       By:      GOLDER, THOMA, CRESSEY,
                                RAUNER, INC.
                       Its:     General Partner


                       By:      /s/
                       Its:     Principal


                                /s/
                                  Malcolm Elvey

                                /s/
                                  David Feldman

                       THE SARNOFF TRUST

                       By:      /s/
                                Cary A. Sarnoff, as Trustee

                       By:      /s/
                                Michelle A. Sarnoff, as Trustee

                       ALLIED INVESTMENT CORPORATION

                       By:     /s/
                       Its:    Vice President

             [Continuation of Stockholders Agreement Signature Page]


                            ALLIED INVESTMENT CORPORATION II

                            By:     /s/

                            Its:    Vice President
                            ALLIED CAPITAL CORPORATION  II

                            By:   /s/
                            Its:  Vice President

                            CMNY CAPITAL, L.P.

                            By:
                            Its:     General Partner

                            By:      /s/
                            Its:

            [Continuation of Stockholders Agreement Signature Page]

                         ANTARES LEVERAGED CAPITAL CORP.

                         By:      /s/

                         Its:     Director

                                   SCHEDULE I

                             MANAGEMENT STOCKHOLDERS


Malcolm Elvey
David Feldman
The Sarnoff Trust

                                   SCHEDULE II

                              INVESTOR STOCKHOLDERS

Allied Investment Corporation
Allied Investment Corporation II
Allied Capital Corporation II
CMNY Capital, L.P.
Antares Leveraged Capital Corp.

                                  SCHEDULE III

                           NUMBER OF SHARES

Golder, Thoma, Cressey, Rauner Fund IV, L.P.          7,312.50 (Preferred Stock)
c/o Golder, Thoma, Cressey, Rauner, Inc.
6100 Sears Tower
Chicago, Illinois  60606
Attention:  Joseph P. Nolan

         with a copy to:
                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL  60601
                  Attention:   Kevin R. Evanich
                               John A. Schoenfeld

Malcolm Elvey                                     555,000 (Common Stock)
216 East 45th Street, 8th floor
New York, NY 10017

David Feldman                                     515,900 (Common Stock)
216 East 45th Street, 8th floor
New York, NY 10017

The Sarnoff Trust                                 750,000 (Common Stock)
c/o Cary Sarnoff
Sarnoff Deposition Service, Inc.
2100 North Broadway
Santa Ana, CA  92706

Allied Investment Corporation                      625,000 (warrants to purchase
Allied Investment Corporation II                     Common Stock)
Allied Capital Corporation II
1666 K Street, N.W., 9th floor
Washington, D.C.  20006
Attention:  Philip A. McNeill

CMNY Capital, L.P.                                 472,500 (Common Stock
135 East 57th Street, 27th floor
New York, NY  10022

Antares Leveraged Capital Corp.                    187.50 (Preferred Stock)
311 South Wacker Drive, suite 2725
Chicago, IL  60606
Attention:  Steven J. Robinson